Exhibit 99.3

press release	corescientific.com

Core Scientific, Inc. Emerges from Chapter 11 with Strengthened

Balance Sheet and Enhanced Competitive Position

The Company maintains its position as one of the largest bitcoin miners in North

America; Announces new Board of Directors

AUSTIN, Texas, Jan. 23, 2024 – Core Scientific, Inc. (“Core Scientific” or the “Company”), a leader in bitcoin mining and infrastructure for high-value compute, today announced it has successfully completed its reorganization pursuant to Chapter 11 of the United States Bankruptcy Code. The Company emerges from Chapter 11 with a strengthened balance sheet and expects to commence the listing of its common stock, tranche 1 warrants and tranche 2 warrants on the Nasdaq Global Select Market under the symbols CORZ, CORZW and CORZZ, respectively, on January 24, 2024.

Core Scientific is positioned as one of the largest bitcoin miners in North America, with specialized data centers in five U.S. states operating 724 megawatts of power. The Plan of Reorganization (“The Plan”) reduced Core Scientific’s debt by $400 million through the conversion of equipment lender and convertible note holder debt to equity. The Plan also provides a pathway to de-lever the balance sheet further, assuming the conversion of remaining convertible debt, the cash exercise of all applicable warrants and the use of cash to pay down debt. With sufficient liquidity from a new credit facility and projected operating cash flow, the Company is set to emerge and continue executing its multi-year growth plan.

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In addition to operating 16.9 exahash of energized hash rate for its bitcoin mining business as of December 31, 2023, Core Scientific also operated 6.3 exahash for its hosting business for a total of 23.2 exahash, making it one of the largest hosting service providers for bitcoin mining in North America.

“This week marks an important step forward for us as we emerge, re-list and now focus all our energy on the exciting opportunities ahead of us,” said Adam Sullivan, Core Scientific Chief Executive Officer. “Throughout the reorganization process, the Company has maintained its position as one of the largest and most consequential bitcoin miners in North America. Now, with a pathway to de-lever our balance sheet, sufficient liquidity and an unmatched team, we are poised to execute our pragmatic growth plan, continue preparing for the coming halving and create value by transforming energy into high value compute for bitcoin mining and other potential applications.”

In 2023, Core Scientific produced 13,762 bitcoin from its owned fleet of miners and another 5,512 bitcoin on behalf of its hosting customers, some of which share proceeds with the Company. The Company is in the process of deploying and energizing approximately 27,000 new Bitmain S19 XP bitcoin miners and expects to deploy approximately 12,000 Bitmain S21 bitcoin miners before mid-year 2024. With 372 megawatts of partially developed infrastructure at its two Texas data centers, the Company plans to increase its capacity by more than 50% over the next four years at a much lower cost per megawatt as compared to new construction.

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Core Scientific, Inc. Emergence Jan 2024 - 3

New Board of Directors

Core Scientific also announced its new Board of Directors, comprising six new independent directors, each of whom brings a wealth of experience, relevant expertise and fresh perspectives to the Company. These directors are:

•	Todd Becker, President, Chief Executive Officer and Director of Green Plains Inc.

•	Jeff Booth, Founding Partner at Ego Death Capital

•	Jordan Levy, Managing Partner at SBNY (formerly SoftBank Capital NY) and Seed Capital Partners, Co-Managing Partner of Z80 Labs

•	Jarrod Patten, Founder, President and Chief Executive Officer of global real estate advisory firm RRG, Director of Microstrategy Incorporated

•	Yadin Razov, Founder and Managing Partner of Terrace Edge Ventures LLC

•	Eric Weiss, Founder and Chief Investment Officer for Blockchain Investment Group LP and Bitcoin Investment Group LP

•	Adam Sullivan, President and Chief Executive Officer of Core Scientific, Inc.

“We are honored to have such a distinguished and highly qualified board of directors to help guide our growth,” Mr. Sullivan added. “I look forward to working with each of our new directors to support our team as we execute our growth plan.”

For biographies of each director, please visit https://www.corescientific.com/team.

Core Scientific released a webcast updating key elements of its emergence, including its post-emergence capital structure and the recovery value to shareholders and noteholders, on January 22, 2024. A recording of the webcast can be found here and in the “Events & Presentations” section under the “Investors” link on the Company’s website.

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Advisors

Weil, Gotshal & Manges LLP served as Core Scientific’s counsel. PJT Partners LP served as investment banker to Core Scientific. AlixPartners LLP served as restructuring advisor to Core Scientific.

Additional Information about the Restructuring Process

The full terms of the Plan and Disclosure Statement, as well as additional information about the chapter 11 filing, including court documents, can be found online free of charge at https://cases.stretto.com/CoreScientific. Stakeholders with questions may call Stretto at +1 (888) 765-7875 (U.S.) or +1 (949) 404-4152 (international) or email TeamCoreScientific@stretto.com.

This press release is for informational purposes only and does not constitute an offer to sell or solicitation of an offer to buy any security.

ABOUT CORE SCIENTIFIC

Core Scientific is one of the largest bitcoin miners and hosting solutions providers for bitcoin mining in North America. Transforming energy into high value compute with superior efficiency at scale, Core Scientific has designed, developed and operated high-power infrastructure for digital asset mining in North America since 2017. The Company’s dedicated technology team develops and delivers a full suite of proprietary hardware and software solutions for infrastructure, energy and fleet management to increase operating efficiency, productivity and capability. Core Scientific’s data centers are located in Georgia, Kentucky, North Carolina, North Dakota and Texas. To learn more, visit http://www.corescientific.com.

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FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, the following: risks and uncertainties relating to the Company’s ability to achieve significant cash flows from operations; the effects of the emergence from the Company’s chapter 11 cases on the Company’s liquidity, results of operations and business; the trading price and volatility of the Company’s common stock; the comparability of the Company’s post-emergence financial results to its historical results and the projections filed with the bankruptcy court in the Company’s chapter 11 cases; changes in the Company’s business strategy and performance, including as a result of changes to the Company’s board of directors or management; the possibility that the Company may be unable to achieve its business and strategic goals even now that the Company’s chapter 11 plan of reorganization is successfully consummated; the Company’s post-bankruptcy capital structure; attraction and retention of key personnel following emergence from the Company’s chapter 11 cases; the Company’s ability to achieve expected benefits from restructuring activities; restrictions on the Company’s operations contained in the agreements governing the Company’s indebtedness; the Company’s ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; actions taken by third parties, including the Company’s creditors and other stakeholders, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various

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assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the U.S. Securities & Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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